UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 210
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(844) 265-7622

(Registrant’s telephone number, including area code)

Southern California Bancorp

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of January 30, 2024, by and between Southern California Bancorp, a California corporation (the “Company”), and California BanCorp, a California corporation (“CBC”).

Effective as of July 31, 2024 (the “Closing Date”), the Company completed its previously announced all-stock combination with CBC (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, CBC was merged with and into the Company (the “Merger”) at the effective time of the Merger (the “Effective Time”), with the Company continuing as the surviving corporation. Immediately following the Merger, California Bank of Commerce, a California state-chartered bank and wholly-owned subsidiary of CBC, merged with and into Bank of Southern California, National Association, a national banking association and wholly-owned subsidiary of the Company (“Company Bank”), with Company Bank as the surviving bank (the “Bank Merger”, and collectively, with the Merger, the “Mergers”). In connection with the consummation of the Mergers, the Company was renamed California BanCorp and Company Bank was renamed California Bank of Commerce, N.A.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, no par value, of CBC (“CBC Common Stock”) outstanding immediately prior to the Effective Time was converted into the right to receive 1.590 shares (the “Exchange Ratio”) of common stock, no par value, of the Company (“Company Common Stock”), with cash (without interest) paid in lieu of fractional shares.

In addition, as a result of the Merger, at the Effective Time, each unvested and outstanding CBC restricted stock unit held by a non-continuing CBC director or employee vested and converted to the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio, and all other unvested restricted stock units held by continuing directors and employees were assumed by the Company. In addition, each CBC stock option, whether or not then exercisable, that was outstanding immediately prior to the Closing was canceled and exchanged for the right to receive an amount of cash equal to the product of (x) the total number of shares of CBC Common Stock subject to such option and (y) the excess, if any, of (A) the product of (1) $14.45, which is the volume weighted average price of Company Common Stock on each of the last ten trading days ending on the fifth trading day immediately prior to the Closing, and (2) the Exchange Ratio, over (B) the exercise price per share under such option, less applicable taxes required to be withheld with respect to such payment.

The total aggregate consideration delivered to holders of CBC Common Stock in the Merger was approximately 13,567,730 shares of Company Common Stock. The issuance of shares of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-279436) filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 15, 2024 and declared effective on June 5, 2024.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At the Effective Time, in connection with the Merger, the Company assumed CBC’s obligations with respect to an aggregate principal amount of $55.0 million of subordinated notes, comprised of (a) $20.0 million in aggregate principal amount of Fixed to Floating Rate Junior Subordinated Notes due 2030 (the “2030 Notes”) and (b) $35.0 million in aggregate principal amount of Junior Subordinated Notes due 2031 (the “2031 Notes”). The 2030 Notes, which were issued in 2020, have a fixed interest rate of 5.00% for the first five years, and thereafter, a quarterly variable interest rate equal to then current three-month term Secured Overnight Financing Rate (“SOFR”) plus 0.488%. The 2031 Notes, which were issued in 2021, have a fixed interest rate of 3.50% for the first five years and thereafter a quarterly variable interest rate equal to then current three-month term SOFR plus 0.286%.

The 2031 Notes were issued pursuant to an indenture, and obligations under the 2031 Notes and indenture were assumed by the Company by supplemental indenture. The indenture and supplemental indenture pursuant to which the Company assumed the 2031 Notes have not been filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures to the Commission upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

At the Effective Time and in accordance with the terms of the Merger Agreement, (i) the following six (6) former directors of CBC were appointed to serve as directors on the Company’s board of directors (the “Board”), effective as of the Effective Time: Steven E. Shelton, Stephen A. Cortese, Andrew J. Armanino, Jr., Kevin J. Cullen, Rochelle G. Klein and Frank L. Muller (the “New Directors”). Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between any New Director and any other director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Biographical information of the New Directors (other than for Mr. Shelton, which can be found below) can be found in the Annual Report on Form 10-K filed by CBC with the SEC on March 21, 2024. Board committee assignments have not yet been determined.

Each New Director that is a non-employee director will be entitled to the same compensation as is provided to the other non-employee directors of the Company and Company Bank. A description of this compensation is set forth under the heading “Director Compensation” on page 29 of the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the SEC on April 18, 2024 and is incorporated herein by reference.

The New Directors are expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s Articles of Incorporation and Bylaws by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is not intended to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The New Directors join the following six (6) incumbent directors from SCB who will continue their service as directors of the Company: David I. Rainer, Frank D. Di Tomaso, Dr. Lester Machado, Richard Martin, David Volk and Anne Williams. In connection with the completion of the transactions contemplated by the Merger Agreement, Irwin Golds, Kaveh Varjavand and Anita Wolman (the “Retiring Directors”) retired from the SCB Board effective at the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement between any of the Retiring Directors and the Company or its management.

Management

David I. Rainer. At the Effective Time, David I. Rainer became the Executive Chairman of the Company and Company Bank and stepped down from his position as Chief Executive Officer. As previously disclosed, on January 30, 2024, the Company and Company Bank entered into an Employment Agreement with Mr. Rainer (the “Rainer Employment Agreement”), which agreement became effective at the Effective Time. The Rainer Employment Agreement provides that Mr. Rainer will serve as Executive Chairman and Chair of the Boards of Company and Company Bank for a term of employment for four years, base salary of $55,000 per month, subject to review and adjustment, but not reduction, at the discretion of the Board and Mr. Rainer’s participation in the Company’s management incentive plan. The Company has agreed to grant Mr. Rainer a restricted share unit award equivalent to $750,000 of Company Common Stock, subject to vesting ratably over five years. Mr. Rainer will receive an automobile allowance of $1,500 per month and will be entitled to participate in Company Bank’s general benefit plans. The Rainer Employment Agreement provides that following his four-year term as Executive Chairman, Mr. Rainer will continue to serve as a director of the Company and Company Bank for one additional year. Mr. Rainer will be entitled to certain severance benefits in the event of certain terminations of his employment or his resignation for “good reason” as defined in the Rainer Employment Agreement. Generally, if Mr. Rainer is terminated without cause or he resigns for good reason he will be entitled to 12 months’ then current base salary and health insurance premiums for 12 months for himself and his dependents. If Mr. Rainer is terminated or resigns for good reason in the context of a change in control transaction, he will be entitled to 36 months’ of his then current base salary, plus three times the average of his aggregate annual bonus for the three prior calendar years, plus six months’ health insurance premiums for himself and his dependents. The foregoing summary of the Rainer Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Thomas G. Dolan. As contemplated by the Merger Agreement, Thomas G. Dolan, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer, stepped down as Chief Operating Officer. Mr. Dolan continues to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Dolan agreed to waive his right to any change in control benefits in connection with his resignation as Chief Operating Officer in connection with the Merger. Following the Merger, Mr. Dolan’s base salary will be increased by $50,000 per year to $450,000, and he will receive a restricted share unit award equivalent to $400,000 of Company Common Stock, subject to vesting ratably over five years.

Richard Hernandez. Richard Hernandez, the Company’s and Company Bank’s President, continues to serve in those positions. Following the Merger, Mr. Hernandez’s base salary will be increased by $50,000 per year to $425,000, and he will receive a restricted share unit award equivalent to $300,000 of Company Common Stock, subject to vesting ratably over five years.

Steven E. Shelton. At the Effective Time, Steven E. Shelton, the former Chief Executive Officer of CBC, was appointed the Chief Executive Officer of the Company and Company Bank. From 2018 until the Effective Time, Mr. Shelton, age 63, served as Chief Executive Officer of CBC and CBC Bank and as a member of their board of directors. He also served as President of CBC and CBC Bank from 2018 to 2023. Previously he served as Executive Vice President of CBC Bank since its organization in 2007. Prior thereto, Mr. Shelton served for 13 years in various executive management positions with CivicBank of Commerce in Oakland, California, most recently as its president.

As previously disclosed, on January 30, 2024, the Company and Company Bank entered into an Employment Agreement with Mr. Shelton (the “Shelton Employment Agreement”), which became effective at the Effective Time and pursuant to which he will serve as the Chief Executive Officer of the Company and Company Bank. The Shelton Employment Agreement provides for a term of employment for four years and automatically renews for a single one-year term absent notice of termination given by either Mr. Shelton or the Company or Company Bank and a base salary of $50,833.33 per month, subject to review and adjustment, but not reduction, at the discretion of the Board and Mr. Shelton’s participation in the Company’s management incentive plan. The Company has agreed to grant Mr. Shelton a restricted share unit award equivalent to $500,000 of Company Common Stock, subject to vesting ratably over four years. Mr. Shelton will receive an automobile allowance of $1,500 per month and will be entitled to participate in Company Bank’s general benefit plans. The Shelton Employment Agreement provides that Mr. Shelton will be entitled to certain severance benefits in the event of certain terminations of his employment or his resignation for “good reason” as defined in the Shelton Employment Agreement. Generally, if Mr. Shelton is terminated without cause or he resigns for good reason he will be entitled to 12 months’ then current base salary and health insurance premiums for 12 months for himself and his dependents. If Mr. Shelton is terminated or resigns for good reason in the context of a change of control transaction, he will be entitled to 24 months’ of his then current base salary, plus two times the average of his aggregate annual bonus paid or payable in the three prior calendar years, plus six months’ health insurance premiums for himself and his dependents.

Company Bank assumed Mr. Shelton’s Executive Supplemental Compensation Agreement with CBC Bank dated May 7, 2018 (the “Shelton SERP”) and a corresponding Second Amended and Restated California Bank of Commerce Split Dollar Agreement effective January 13, 2019 (the “Shelton Split Dollar Agreement”). The SERP generally provides Mr. Shelton would, subject to vesting, receive annual payments equal to 25% (the “Target Benefit Amount”) of the average of his highest three years of base salary upon his retirement. On July 31, 2024, Company Bank and Mr. Shelton entered into that certain First Amendment to Supplemental Executive Retirement Plan (the “Shelton SERP Amendment”) increasing the Target Benefit Amount to 30% and providing that the Shelton SERP will vest in full if Mr. Shelton is terminated without cause.

The foregoing summaries of the Shelton Employment Agreement, the Shelton SERP, the Shelton SERP Amendment, and the Shelton Split Dollar Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are Exhibits 10.3. 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Thomas A. Sa. At the Effective Time, Thomas A. Sa, the former President, Chief Financial Officer and Chief Operating Officer of CBC, became the Chief Operating Officer of the Company and Company Bank. Mr. Sa, age 62, served as President of CBC and CBC Bank from May 2023 to the Effective Time, and Chief Financial Officer and Chief Operating Officer of CBC and CBC Bank from May 2019 to the Effective Time. Prior to joining the CBC, Mr. Sa was an Executive Vice President of Western Alliance Bancorp from 2015 to 2019, most recently serving as Chief Risk Officer from November 2017 to May 2019. Prior to that, Mr. Sa held various executive roles including Executive Vice President, Chief Financial Officer of Bridge Bank, N.A. and its holding company, Bridge Capital Holdings from inception in 2001 until its merger with Western Alliance Bancorp in 2015. He was a director of Bridge Bank and Bridge Capital Holdings from 2010 to 2015.

As previously disclosed, on January 30, 2024, the Company and Company Bank entered into a Termination and Waiver Agreement with Mr. Sa, which terminated his employment agreement with CBC and CBC Bank effective as of the Effective Time, waived certain rights to severance compensation Mr. Sa has under his employment agreement with CBC and CBC Bank in the event of a change in control, provided for terms of employment for Mr. Sa with the Company and Company Bank after the Effective Time, and included a change in control agreement for Mr. Sa based on SCB’s general form of such agreement (the “CIC Agreement”). Such employment terms and change in control agreement became effective as of the Effective Time (the employment terms, CIC Agreement and Termination and Waiver Agreement collectively referred to as the “Sa Employment Arrangement”). Mr. Sa will receive a base salary of $35,416.66 per month, subject to potential adjustment by the Board, and will participate in the Bank’s management incentive plan. The Company has agreed to grant Mr. Sa a restricted share unit award equivalent to $300,000 of Company Common Stock, subject to vesting ratably over three years. Mr. Sa will receive an automobile allowance of $900 and he will also be entitled to participate in the Bank’s general benefit plans. Mr. Sa will be entitled to certain severance benefits in the event of certain terminations of his employment or his resignation for “good reason” as defined in the CIC Agreement. Generally, if Mr. Sa is terminated without cause during the first two years of his employment with the Company and Company Bank, he will be entitled to the change in control benefit under the employment agreement he had with CBC, which generally provided that he would be entitled to a lump sum payment equal to two times his annual base salary plus the average of his three most recent annual bonuses, reimburse for up to 12 month of COBRA and accelerated vesting of his CBC equity awards. Under the CIC Agreement, if Mr. Sa is terminated or resigns for good reason in the context of a change in control transaction following the first two years of his employment with the Company, he will be entitled to two times his then current annual base salary, plus two times the average of his aggregate annual bonus paid or payable in the three prior calendar years.

Company Bank assumed Mr. Sa’s Executive Supplemental Compensation Agreement with CBC Bank dated January 31, 2020 (the “Sa SERP”) and a corresponding California Bank of Commerce Split-Dollar Agreement dated January 14, 2020 (the “Sa Split Dollar Agreement”). Generally, the Sa SERP provides for an aggregate defined contribution amount of up to $835,000, with monthly payments generally commencing upon his retirement.

The foregoing summary of the Sa Employment Arrangement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination and Waiver Agreement (including the CIC Agreement), which is attached hereto as Exhibit 10.7 (with the CIC Agreement as Exhibit A to the Termination and Waiver Agreement), the Sa SERP, which is attached hereto as Exhibit 10.8, and the Sa Split Dollar Agreement, which is attached hereto as Exhibit 10.9, each of which is incorporated herein by reference.

CBC 2017 Equity Incentive Plan

At the Effective Time and pursuant to the Merger Agreement, the Company assumed CBC’s 2017 Equity Incentive Plan, as amended (the “CBC Plan”) to encourage the continued service of CBC and CBC Bank directors and employees at the Company and Company Bank following the Merger and Bank Merger. Each of the outstanding Restricted Stock Unit Awards (“RSUs”) granted by CBC under the CBC Plan to continuing directors and employees at Company or Company Bank was assumed by the Company and converted into a restricted stock unit in respect of Company Common Stock with the same terms and conditions as were applicable to the RSUs prior to the Effective Time, and relating to the number of shares of Company Common Stock (rounded down to the nearest whole share) based on the exchange ratio of 1 share of CBC common stock to 1.590 shares of Company Common Stock.

The foregoing description of the CBC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the CBC Plan and Form of Restricted Stock Unit Award Agreement, which are attached hereto as Exhibits 10.10 and 10.11 and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on July 31, 2024, the Company amended its Articles of Incorporation (1) to change the Company’s name from Southern California Bancorp to California BanCorp and (2) to remove former Article Eight to eliminate a supermajority board of directors approval requirement for certain stock issuances. The amendments were effected by the filing of the Agreement of Merger with respect to the Merger with the Secretary of State of the State of California.

Also in connection with the Merger, on July 31, 2024, the Company amended and restated its Bylaws to reflect the Company’s name change from Southern California Bancorp to California BanCorp.

The foregoing summaries of the amendments to the Company’s Articles of Incorporation and amended and restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement of Merger and amended and restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 8.01. Other Events.

On July 31, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of January 30, 2024 by and between Southern California Bancorp and California BanCorp (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on January 30, 2024)

3.1	Agreement of Merger dated as of July 31, 2024

3.2	Bylaws (amended as of July 31, 2024)

10.1	Form of Indemnification Agreement by and between Southern California Bancorp and its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10, filed on April 6, 2023)

10.2	Employment Agreement by and among David Rainer, Southern California Bancorp and Bank of Southern California, N.A. dated as of January 30, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 30, 2024)

10.3	Employment Agreement by and among Steven Shelton, Southern California Bancorp and Bank of Southern California, N.A. dated as of January 30, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 30, 2024)

10.4	Executive Supplemental Compensation Agreement by and between California Bank of Commerce and Steven E. Shelton (incorporated by reference to the Exhibit 10.14 to CBC’s Form 10 filed with the SEC on March 4, 2020)

10.5	Amendment to Executive Supplemental Compensation Agreement by and between California Bank of Commerce, N.A. and Steven E. Shelton dated as of July 31, 2024

10.6	Second Amended and Restated Split-Dollar Agreement effective January 13, 2019 by and between California Bank of Commerce and Steven E. Shelton* (incorporated by reference to Exhibit 10.18 to CBC’s Form 10 filed with the SEC on March 4, 2020)

10.7	Termination and Waiver Agreement by and among Thomas A. Sa, Southern California Bancorp and Bank of Southern California, N.A. dated as of January 30, 2024 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on January 30, 2024)

10.8	Executive Supplemental Compensation Agreement by and between California Bank of Commerce and Thomas A. Sa* (incorporated by reference to Exhibit 10.15 to CBC’s Form 10 filed with the SEC on March 4, 2020)

10.9	California Bank of Commerce Split-Dollar Agreement dated January 14, 2020 by and between California Bank of Commerce and Thomas A. Sa

10.10	California Bancorp 2017 Amended and Restated Equity Incentive Plan

10.11	Form of Restricted Stock Unit Award Agreement under the Amended and Restated California BanCorp 2017 Equity Incentive Plan

99.1	Joint Press Release, dated July 31, 2024

104	Cover Page Interactive Data File

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. SCB agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP (FORMERLY SOUTHERN CALIFORNIA BANCORP) (Registrant)

Date: July 31, 2024	By:	/s/ MANISHA K. MERCHANT
Manisha K. Merchant
Executive Vice President, General Counsel and Corporate Secretary